UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 10, 2026
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Mirum Pharmaceuticals, Inc.
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-38981	83-1281555
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

989 East Hillsdale Boulevard Suite 300
Foster City, California		94404
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: (650) 667-4085
N/A
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	MIRM	Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.
Announcement that Primary Endpoint Met in AZURE-4 Phase 3 Study and Highlights Long-Term Brelovitug Data Presented at American Association for the Study of Liver Diseases (“AASLD”)
On November 10, 2026, Mirum Pharmaceuticals, Inc. (the “Company”) announced that the primary endpoint was met in the Phase 3 AZURE-4 study evaluating brelovitug, an investigational fully human monoclonal antibody that binds to hepatitis B surface antigen, for the treatment of chronic hepatitis delta virus (“HDV”). AZURE-4 is the second of two Phase 3 studies that will form the basis of the Company’s U.S. registration package for brelovitug. The Company also highlighted brelovitug data presented at the AASLD’s The Liver Meeting®. Across three presentations, the data demonstrated deepening viral suppression, increased rates of alanine aminotransferase (“ALT”) normalization, and improvements in liver stiffness with longer brelovitug treatment, including in patients with advanced cirrhosis.
Phase 3 AZURE-4 Results: Brelovitug Met the Primary Endpoint at Week 24
The AZURE-4 study enrolled 113 treatment-naïve patients randomized 2:1:1 to receive brelovitug 300 mg self-administered once weekly (“QW”) by subcutaneous (“SC”) injection, brelovitug 900 mg administered once every four weeks (“Q4W”) by SC injection, or delayed treatment starting at Week 12. The global study population had substantial disease burden: 53% had cirrhosis, approximately half had baseline HDV RNA levels >6 log10 IU/mL, and mean baseline ALT was 122 U/L.
At Week 24, brelovitug met the primary endpoint, with 59% of patients receiving 300 mg QW and 44% receiving 900 mg Q4W achieving the combined endpoint of virologic response and ALT normalization, compared with 0% in the delayed-treatment arm (p≤0.0001 for both comparisons).
The table below summarizes key efficacy findings from the Phase 3 AZURE-1 and AZURE-4 studies and longer-term Phase 2 data presented at The Liver Meeting®, highlighting deepening antiviral and ALT responses with longer-term brelovitug treatment.
Summary of Phase 3 and Phase 2 Key Efficacy Endpoints
No patients in the delayed-treatment arms of the AZURE-1 or AZURE-4 Phase 3 studies achieved the primary endpoint.

	24 Weeks				48 Weeks		108 Weeks
	AZURE-1 Phase 3 †		AZURE-4 Phase 3		AZURE-1 Phase 2b †		BJT-778-001 Phase 2a †, 2 Patients with cirrhosis
	300 mg (n=59)	900 mg (n=65)	300 mg (n=58)	900 mg (n=27)	300 mg (n=20)	900 mg (n=20)	900 mg (n=15)
Combined Endpoint
(Virologic Response* + ALT Normalization)	56%[1]	45%	59%[1]	44%	55%	55%	100%
P-value	p <0.0001	p <0.0001	p <0.0001	p=0.0001
Virologic Response*
(HDV RNA ≥2 log10 reduction including TND)	86%	85%	95%	96%	95%	95%	100%
HDV RNA LLOQ, <10 IU/mL	25%	26%	31%	22%	80%	40%	87%
HDV RNA TND**	17%	17%	14%	11%	40%	25%	73%
ALT Normalization	63%	54%	60%	44%	55%	55%	100%
Full analysis set: participants randomized to brelovitug who received at least one dose of brelovitug after randomization, or participants randomized to the delayed-treatment arm.
P-values compare each brelovitug treatment group with delayed treatment using a stratum-adjusted Miettinen-Nurminen test.
Participants without evaluable data at a given time point are classified as non-responders.
† Data presented at AASLD’s The Liver Meeting® 2026.
1 Prespecified primary endpoint in the Phase 3 AZURE-1 and AZURE-4 studies.

2 Patients initially receiving other dosing regimens crossed over to brelovitug 900 mg Q4W at Week 48 for the open-label extension.
* Virologic response is defined as ≥2 log10 reduction in HDV RNA from baseline, HDV RNA below the lower limit of quantification (LLOQ, <10 IU/mL), or undetectable HDV RNA (TND).
**TND: Target not detected, defined as no detectable HDV RNA using an RT-qPCR assay (Victorian Infectious Diseases Reference Laboratory; Melbourne, Australia), with a limit of detection of 5 IU/mL.
In the Phase 3 AZURE-4 study, brelovitug was well tolerated across dose groups, with no new safety signals observed. The most common adverse event was flu-like illness, reported in 17.2% and 18.5% of participants receiving 300 mg QW and 900 mg Q4W, respectively, with the majority occurring following the first dose. Low rates of injection site reactions were reported in 1.7% and 7.4% of participants, respectively.
The Company plans to submit a Biologics License Application (“BLA”) to the U.S. Food and Drug Administration in the first half of 2027, with a potential U.S. commercial launch in the fourth quarter of 2027, if approved.
Forward-Looking Statements
Certain statements contained in this report are forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements include, without limitation, statements regarding the expected benefits of data from the AZURE clinical program, including the AZURE-4 study meeting its primary endpoint, expected submission and timing of the potential BLA submission and U.S. commercial launch of brelovitug, the potential benefits of brelovitug, the relationship of antiviral activity and ALT normalization as an important endpoint in HDV and the success or approval of any potential regulatory submission for brelovitug. The inclusion of forward-looking statements should not be regarded as a representation by the Company that any of these results will be achieved. Actual results may differ from those set forth in this report due to the risks and uncertainties associated with research and development of pharmaceutical product candidates, as well as risks and uncertainties inherent in the Company’s business, including those described in the Company’s other filings with the U.S. Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof, except as required by law. All forward-looking statements are qualified in their entirety by this cautionary statement. This caution is made under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Mirum Pharmaceuticals, Inc.

Date: November 10, 2026	By:	/s/ Christopher Peetz
Christopher Peetz
Chief Executive Officer